Exhibit 10.24

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE (this "**Agreement**") is entered into as of this 13th day of ~~November~~ December, 2024 (the "Effective Date") by and between **SCIENCE PARK DEVELOPMENT CORPORATION**, a Connecticut non stock corporation having its office at 5 Science Park, New Haven, Connecticut 06511 (the "**Landlord**"), and **ARVINAS OPERATIONS, INC.**, having a principal place of business at 5 Science Park, 1st Floor, New Haven, Connecticut 06511 (the "**Tenant**") in modification of that certain Lease between the Landlord and the Tenant executed on or about January 2, 2018 (the "**Original Lease**"), as amended by the First Amendment to Lease between Landlord and Tenant and dated as of May 23, 2018 (the "**First Amendment**"), as further modified by the Second Amendment to Lease between Landlord and Tenant and dated as of September 4, 2018 (the "**Second Amendment**"), as further modified by the Third Amendment to Lease between Landlord and Tenant and dated as of March 12, 2019 (the "**Third Amendment**"), as further modified by the Fourth Amendment to Lease between Landlord and Tenant and dated as of January 31, 2020 (the "**Fourth Amendment**"), as further modified by the Fifth Amendment to Lease between Landlord and Tenant and dated as of January 4, 2021 (the "**Fifth Amendment**"), and as further modified by the Sixth Amendment to Lease between Landlord and Tenant and dated as of June 13, 2023 (the "**Sixth Amendment**"). The Original Lease as modified by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, and the Sixth Amendment, are referred to herein as the "**Lease**".

WHEREAS, the Landlord and the Tenant are parties to the Lease which is in full force and effect; and

WHEREAS, the Landlord and the Tenant wish to modify the Lease and extend the Term as more fully set forth herein; and

NOW, THEREFORE, the Landlord and the Tenant agree as follows:

1. **Amendments to Lease.** As of January 1, 2025, the following modifications are made to the Lease:

a) Section 1.1(a) of the Lease is amended and restated to read, in full, as follows:

Landlord is the owner of the real property located at Science Park, New Haven, Connecticut as described on **Exhibit A** attached hereto (the "**Property**"). The Tenant shall continue to lease from Landlord the following premises located in Science Park Building 5 ("**Building 5**"), which is located on the Property:

(i) on the first floor of Building 5, suites of approximately 7,873 rentable square feet, 2,632 rentable square feet, 3,600 rentable square feet, 84 rentable square feet, 1,478 rentable square feet (to be delivered by Landlord to Tenant on January 1, 2025 broom clean, with the interior glass door along the north wall of such premises locked from both sides

and otherwise in its existing as-is condition), and 3,719 rentable square feet, respectively, as shown on the floor plan attached hereto as **Schedule A-1** (collectively, the "**First Floor Premises**");

(ii) on the second floor of Building 5, suites of approximately 10,249 rentable square feet, 1,264 rentable square feet, 10,708 rentable square feet, respectively, as shown on the floor plan attached hereto as **Schedule A-2** (collectively, the "**Second Floor Premises**"); and

(iii) on the third floor of Building 5, suites of approximately 9,456 rentable square feet, and 9,889 rentable square feet, and 3,067 rentable square feet, respectively, as shown on the floor plan attached hereto as **Schedule A-3** (the "**Third Floor Premises**"). Tenant shall have exclusive use of the Landlord's fixtures, equipment, furniture and other personalty as set forth in **Schedule A-4** attached hereto ("**Landlord's Additional Property**"). The First Floor Premises, the Second Floor Premises, the Third Floor Premises, and the Landlord's Additional Property shall be referred to herein collectively as the "Leased Premises". Landlord's Additional Property shall be considered part of the Leased Premises but shall remain property of the Landlord. If Tenant shall desire to remove all or any portion of Landlord's Additional Property from the Leased Premises during the term of this Lease, Tenant shall offer in writing (the "Offer Notice") to Landlord the opportunity to re-possess such Landlord's Additional Property. In the event Landlord desires to re-possess such offered Landlord's Additional Property, Landlord shall notify Tenant in writing of such intention within five (5) business days after receipt of the Offer Notice (in which case, Landlord, at Landlord's sole cost and expense, shall remove such offered Landlord's Additional Property from the Leased Premises within fifteen (15) business days after receipt of the Offer Notice. In the event that either (x) Landlord declines the opportunity to so re-possess such offered Landlord's Additional Property or (y) shall not timely respond to the Offer Notice as required above, Tenant, at Tenant's sole cost, shall be free to dispose of such offered Landlord's Additional Property. The above-described Leased Premises is intended to be wholly consistent with the Leased Premises as described in the Sixth Amendment.

b) Section 1.2 of the Lease is modified by adding the following provision to the end thereof:

Tenant is hereby granted the right, at no additional cost to Tenant, to park trailers/conex storage containers ("Trailers") in the courtyard area of Building 5 (the "**Courtyard**") only, provided, however, that any such Trailers shall be used exclusively by Tenant and for storage purposes only. Any Trailers must be parked so as to be entirely within the Courtyard and not extending beyond Building 5 in any way.

c) Section 2.1(a) of the Lease is modified by amending and restating the last sentence thereof to read in full as follows:

> Unless sooner cancelled or terminated or extended in accordance with the terms of this Lease, the Term will expire with respect to the entire Leased Premises as of December 31, 2029 (the "**Expiration Date**").

d) A new subsection is added to 2.4 of the Lease to read in full as follows:

Tenant shall be solely responsible for securing and providing security for any Trailers parked in the Courtyard. Tenant shall be responsible to repair any damage to the Courtyard caused by Tenant and/or Tenant's agents, employees, contractors or invitees. At the expiration or earlier termination of the Term, Tenant shall remove the Trailers from the Courtyard and shall restore the Courtyard to as good a condition as existed prior to the installation of the Trailers.

e) Section 3.1.A. of the Lease is modified by adding rows to the Base Rent chart (for the period of January 1, 2025 through December, 31 2029) so as to read, in full, as follows:

Months of Term	**Base Rent Rate (Annually per RSF)**	**Applicable RSF**	**Monthly Base Rent**
February, 2021 - December, 2022	$21.00	59,474	$104,079.50
January, 2023 – May 31, 2023	$23.50	59,474	$116,469.91
June 1, 2023 - December, 2024	$23.50	62,541	$122,476.13
January 1, 2025 – December 31, 2025	$29.50	64,019	$157,380.04
January 1, 2026 – December 31, 2026	$30.98	64,019	$165,275.71
January 1, 2027 – December 31, 2027	$32.52	64,019	$173,491.48
January 1, 2028 – December 31, 2028	$34.15	64,019	$182,187.40
January 1, 2029 – December 31, 2029	$35.86	64,019	$191,310.10

f) Section 3.1.A. of the Lease is further modified by adding the following provision:

The Courtyard may be utilized by the Tenant as provided in this Lease without further Base Rent or Additional Rent on account thereof.

g) Section 3.2.A. of the Lease is modified to restate the following definitions:

"2025 Base Year" shall mean the calendar year 2025.

"2025 Operating Expenses" shall mean the amount of Operating Expenses attributable to the 2025 Base Year.

"2025 Property Taxes" shall mean the amount of Property Taxes attributable to the 2025 Base Year.

h) The last paragraph of Section 3.2.A. of the Lease is amended and restated to read, in full, as follows:

"Tenant's Proportionate Share" shall mean the fraction, the numerator of which is 64,019 rentable square feet (the "**Numerator**"), and the denominator (the "**Denominator**") is the average of the total rentable square feet of floor space in Building 5 actually under lease to tenants during the calendar year in question (as such number is determined by leases, whether verbal or in writing, and pursuant to the terms of which leases rent has commenced to be payable), (said average being referred to as the "**Average Occupancy Figure**"). Notwithstanding the foregoing, in the event that the Average Occupancy Figure is less than ninety five percent (95%) of the total rentable square footage in Building 5 during any calendar year (including the 2025 Base Year), then in such event (i) the Denominator described hereinabove shall be then established during such period in question at ninety five percent (95%) of the total rentable square footage in Building 5, and (ii) those components of Operating Expenses which relate to and are incurred as a consequence of Building 5 tenant use and occupancy (including Building 5 maintenance and repair, janitorial and cleaning expenses. Building 5 management fees and costs and Building 5 tenant electric expenses) shall be increased on a pro rata basis from the actual levels at which they are incurred during any given calendar year (including the 2025 Base Year) in question to the levels at which they would have been incurred had the Average Occupancy Figure been ninety five percent (95%) of the total square footage in Building 5 during the calendar year (including the 2025 Base Year) in question.

i) Section 3.2.B. of the Lease is amended and restated to read, in full, as follows:

B. <u>**Expense and Tax Increases.**</u> In addition to the Base Rent, Tenant shall pay to Landlord, as Additional Rent, as hereinafter provided, Tenant's Proportionate Share of (i) increases in Operating Expenses over the 2025 Operating Expenses, and (ii) increases in Property Taxes over 2025 Property Taxes; (collectively referred to

as the "**Expense and Tax Increases**"). In advance of each calendar year during the Term, Landlord shall furnish Tenant with an estimate (which estimate may be changed by Landlord from time to time) of Tenant's Proportionate Share of the Expense and Tax Increases for the ensuing calendar year (or portion thereof). Commencing with the monthly installment of Base Rent payable for January, 2026, and thereafter on the first (1st) day of each month of the Term, as to the entire Leased Premises, Tenant shall pay to Landlord one-twelfth (1/12th) of the amount of Landlord's then current estimate of Tenant's Proportionate Share of Expense and Tax Increases. Within 180 days after the end of each calendar year and within 180 days after the end of the Term, Landlord shall submit to Tenant a statement, prepared by Landlord, of the actual Expense and Tax Increases for the preceding calendar year (or partial calendar year in the event the Term shall end on a date other than a December 31st), and the figures used for computing Tenant's Proportionate Share for the preceding calendar year, and if Tenant's Proportionate Share of Expense and Tax Increases so stated for such period is (i) more than the amount paid for such period, Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or (ii) less than the amount paid for such period, at Landlord's sole election, Tenant shall be entitled to a credit in the amount of such excess against amounts next coming due under this Paragraph or Landlord shall refund the amount of such overpayment to Tenant (or a refund of such excess in the case of the end of the term of this Lease). Any such adjustment shall survive the expiration or earlier termination of the Term. If Landlord shall furnish such estimate subsequent to the commencement of any such calendar year, then, until the first (1st) day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first (1st) day of each month an amount equal to Tenant's monthly payment with respect to Tenant's Proportionate Share of Expense and Tax Increases for the last month of the preceding calendar year.

j) Section 3.4 of the Lease is modified by adding a row thereto so that it shall read as follows:

Months of Term	**Electricity Charge (Annually per RSF)**	**Applicable RSF**	**Monthly Electricity Charge**
February, 2020 - January, 2021	$2.50	48,766	$10,159.58
February, 2021 – May 2023	$2.50	59,474	$12,390.42
June 2023 - December, 2024	$2.50	62,540	$13,029.17
January, 2025 - December, 2029	$4.00	64,019	$21,339.67

k) Article 35 is hereby amended and restated as follows:

ARTICLE 35 OPTION TO EXTEND

35.1. Option to Extend. Provided Tenant is not in default in its obligations hereunder beyond any applicable cure period, Tenant shall have the option to extend this Lease for one additional successive term (hereinafter referred to, as applicable, as the "**Extended Term**") commencing immediately upon the expiration of the Term hereof and continuing for a period of five (5) years, provided that Tenant proceeds strictly in accordance with the provisions of this Article 35. On or before the date that is two hundred seventy (270) days prior to the Expiration Date for the Term (the "**Notice Date"),** Tenant shall advise Landlord in writing that Tenant wishes to extend the term of this Lease (hereinafter referred to as "**Tenant's Extension Notice").** If at the time Landlord receives Tenant's Extension Notice this Lease is in full force and effect without default on the part of the Tenant beyond any applicable cure period, then, during the next thirty (30) days, Landlord shall notify Tenant in writing of the Base Rent pursuant to Article 3 of the Lease which shall be due for the Extended Term. The Base Rent specified by Landlord shall be equal to Landlord's projected fair market Base Rent as of the commencement of the Extended Term, for comparable space in comparable buildings in New Haven, taking into account all relevant factors, including, without limitation, Tax and Expense Increases (the "**FMV Rent Notice**").

35.2. Base Rent for the Extended Term. Tenant shall have 21 days after receipt of the FMV Rent Notice in which to send Landlord a written dispute as to the proposed Base Rent specified in the FMV Rent Notice. If Tenant agrees to pay such new Base Rent or if Tenant does not send a written dispute of the new Base Rent specified in the FMV Rent Notice within such 21 day period, Tenant shall be deemed to have agreed to pay such Base Rent. If Tenant sends Landlord a written dispute as to the Base Rent proposed in the FMV Notice, the Base Rent for the Extended Term shall be determined pursuant to the arbitration system set forth in Article 35.3 below.

35.3. Arbitration of Fair Market Rent. In the event that Tenant sends written notice to Landlord disputing the FMV Rent Notice within 21 days of Tenant's receipt of the FMV Rent Notice, each of Landlord and Tenant shall, at its own respective cost and expense, retain a real estate broker, who must have ten (10) years of experience in commercial leasing in the New Haven market, to determine the fair market Base Rent for the Leased Premises as of the commencement date of the Extended Term (taking into account all relevant factors, including, without limitation, Tax and Expense Increases), which appraisals must be completed and submitted within thirty (30) days of the commencement of the appraisal process by Tenant's notice electing arbitration. If the two appraisals are within ten percent (10%) of each other, then the average of the two appraisal amounts shall constitute the Base Rent which shall be due

during the Extended Term. If the two appraisals are not within ten percent (10%) of each other, the two brokers shall select a third real estate broker (who must also possess the minimum qualifications described above), who within the next thirty (30) days shall select one of the two appraisal amounts which shall then constitute the Base Rent which shall be due during the Extended Term. Landlord and Tenant shall each bear one-half of the cost of said third broker. The appraisal process shall be binding upon both Landlord and Tenant.

35.4. Extended Term. Upon determination of the Base Rent for the Extended Term pursuant to Section 35.2 and 35.3 of this Lease, as applicable, this Lease shall be extended for the Extended Term, without the execution of any additional documents, and each and every term and condition of this Lease shall apply during the Extended Term, except only that: (i) the Base Rent specified in Article 3 of this Lease during the Extended Term shall be as determined above, and (ii) the phrase "term of this Lease" and "Term" shall be construed to include the Extended Term and thus the new Expiration Date shall be the last day of the Extended Term.

35.5. Failure to Exercise Option. If Tenant shall fail to give Landlord written notice of Tenant's exercise of the Extended Term on or before the Notice Date, time being of the essence, Tenant shall have no right to extend this Lease for the Extended Term and this Lease shall terminate as provided in Article 3 of this Lease and Tenant shall vacate the Leased Premises on or before the Expiration Date in accordance with the provisions of this Lease.

2. **Schedules.** **Schedules A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9,** and **A-10** are hereby deleted from the Lease. **Schedules A-1, A-2, A-3,** and **A-4** attached hereto are hereby made a part of the Lease as amended by this Agreement.

3. **Expense and Tax Increases; Adjustments and Audits.** With respect to the calculation of Tenant's Proportionate Share of any Expense and Tax Increases with respect to calendar year 2024, Sections 3.2.B. and 3.8 of the Lease, as unmodified by this Agreement, shall govern and control such that any underpayments or overpayments of Tenant's Proportionate Share of Expense and Tax Increases shall be payable by Tenant or Landlord, to the other, as applicable.

4. **Right of First Offer**. Provided Tenant shall not be in default of the Lease beyond the expiration of any applicable notice and/or cure periods, then any time any other portion of Building 5 (the "Available Premises") becomes available for leasing during the balance of the Term, Landlord shall, before putting the Available Premises on the market for lease, notify Tenant in writing that the Available Premises is available upon certain set forth economic and leasing terms (the "Proposed Terms"). Upon the giving by Landlord of such notice of the availability of the Available Premises as aforesaid, Landlord shall deliver to Tenant a detailed term sheet (the "Term Sheet") in respect of the Available Premises, which Term Sheet shall incorporate the Proposed Terms, and Tenant shall thereupon have a period (the "Notice Period") of twenty (20) days to accept or reject such Term Sheet. If Tenant accepts such Term Sheet within the Notice Period, Landlord and Tenant shall amend the Lease to incorporate the Proposed Terms as set forth

in the Term Sheet. If Tenant shall fail to accept the Term Sheet within the Notice Period (time being of the essence with respect thereto), Landlord shall have the full and unfettered right to negotiate with any third party for a leasing of the Available Premises on such terms and conditions on which Landlord and such third party may then agree, whether such terms and conditions are more or less favorable to such third party than the terms and conditions set forth in the Term Sheet, and Tenant shall have no other or further right or option with respect to such Available Premises. For purposes of this section "Available Premises" shall not include the following: (a) space which a then existing tenant desires to continue to occupy regardless of whether such tenant has a renewal option; and (b) the spaces identified on **Schedules A-1, A-2,** and **A-3**, as not being subject to Tenant's rights under this paragraph. Furthermore, any Proposed Terms shall require that the lease term shall be co-terminus with the Expiration Date of this Lease, provided, however, that if one year or less remains on the Term of this Lease, Tenant must exercise any remaining right to an Extended Term or, if no right to an Extended Term remains under this Lease, Landlord may require Tenant to extend the Term of this Lease, on terms and conditions mutually acceptable to Landlord and Tenant, such that there is at least a five (5) year Lease Term under this Lease as modified to include such Available Premises.

5. **Building 5 Security.** The parties recognize the importance of limiting access to Building 5 to authorized persons only. No later than sixty (60) days following the Effective Date, Landlord shall retain a building security consultant (unless such consultant is reasonably rejected by Tenant within 5 business days of email notification from Landlord as to the identity of the proposed building security consultant) to assess the status of Building 5 security and to make recommendations to improve Building 5 security based upon the nature of the tenancies in Building 5 and the nature of the work being performed therein. The focus of the building security consultant's study shall be limiting access to Building 5 to authorized persons. Unless specifically recommended against by the building security consultant, the lobby of Building 5 shall be secured from the rest of Building 5. The security expert consultant's recommendations shall be shared with Tenant. Based on such recommendations, Landlord and Tenant will confer and agree on a mutually acceptable security enhancement program to be implemented on or before 180 days following the Effective Date, subject to extension provided that Landlord is diligently pursuing the implementation of the recommended security enhancement program. The costs and expenses of such security enhancement program shall be equitably allocated.

6. **Nondisturbance**. Landlord represents to Tenant that as of the Effective Date, (a) Landlord owns fee simple title to the Property, (b) there are no superior leases encumbering the portion of the Property where Building 5 is located; and (c) the only mortgages encumbering the Property are held by Connecticut Innovations Incorporated and Connecticut Housing Finance Authority (collectively, the "Existing Lenders"). Notwithstanding anything to the contrary contained in the Lease, Landlord shall be obligated to obtain for the benefit of Tenant a commercially reasonable Subordination Nondisturbance Agreement (as defined in the Lease) from Existing Lenders and any future lenders or ground lessors of the Property.

7. **Reaffirmation of Lease.** In all other respects, the Lease, as hereby amended, is reaffirmed by the Parties and shall be and remain in full force and effect.

8. **Landlord and Tenant Remain Obligated.** Nothing herein shall constitute a waiver or release by the Landlord or the Tenant of any unperformed obligations of the other under the Lease as modified by this Agreement.

9. **Brokerage.** Landlord shall pay an agreed commission to Colliers International by way of a separate agreement. Landlord represents to Tenant that no other broker has any right to lease space at the Property and Landlord agrees to indemnify and hold Tenant harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Tenant as a result of any party asserting a right to a fee or commission claiming to have acted by, under, through or on behalf of the Landlord. Tenant agrees to indemnify and hold Landlord harmless from and against the claims, losses, damages, costs and expenses (including, but not limited to, reasonable attorneys' fees) incurred by Landlord as a result of any party other than Colliers International claiming a fee or commission by, under or through Tenant on account of this Agreement and/or the extension of the Term of the Lease provided for in this Agreement.

10. **Later Provision Controls.** In case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control. Without limiting the meaning or application of the foregoing sentence in any manner, the provisions of Paragraph 9 of this Agreement supersede and replace Article 29 with respect to this Agreement.

11. **Capitalized Terms.** Capitalized terms used but not otherwise defined herein shall have the same meaning as set forth in the Lease.

12. **Entire Agreement**. This Agreement sets forth the entire agreement between the parties and there have been no additional oral or written representations or agreements with respect to the matters set forth herein.

13. **Counterparts**. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by telecopy or otherwise electronically shall be valid and effective to bind the party so signing. Each party agrees promptly to deliver an execution original to this Agreement with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Agreement, it being expressly agreed that each party to this Agreement shall be bound by its own telecopied or electronic signature and shall accept the telecopied or electronic signature of the other party to this Agreement.

[The Signature Page(s) Follow.]

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:

Witness Name: Christina Bailey

Witness Name: Melissa Conners

TENANT:
ARVINAS OPERATIONS, INC.

By: ____________________
Name: Andrew Saik
Title CFO

LANDLORD:
SCIENCE PARK DEVELOPMENT CORPORATION

Witness Name:

Witness Name:

By: ____________________
Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT)
) ss.: New Haven
COUNTY OF New Haven)

November 21, 2024

On this date personally appeared before me, Andrew Saik, who acknowledged himself to be the duly authorized CFO of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

ELSIE ODISHAW
Notary Public, State of Connecticut
My Commission Expires 06/30/2028

____
Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT)
) ss.: New Haven
COUNTY OF NEW HAVEN)

November __, 2024

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/Notary Public

Dated as of the date and year first above written.

Signed, Sealed and Delivered In the Presence of:

Witness Name:

Witness Name:

Nathan Berger
Witness Name:

Witness Name: David Silverstone

TENANT:
ARVINAS OPERATIONS, INC.

By:____________________
Name:
Title

LANDLORD:
SCIENCE PARK DEVELOPMENT CORPORATION

By: ____________________
Clio Nicolakis
Executive Director and Controller

STATE OF CONNECTICUT)
) ss.: ~~New Haven~~
COUNTY OF N.H.)

November 26, 2024

On this date personally appeared before me, ~~Clio Nicolakis~~, who acknowledged himself to be the duly authorized ________ of Arvinas Operations, Inc., a Delaware corporation, and that the execution hereof was the free act and deed of such corporation and his/her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/Notary Public

STATE OF CONNECTICUT)
) ss.: New Haven
COUNTY OF NEW HAVEN)

November 26, 2024

On this date personally appeared before me, Clio Nicolakis, who acknowledged herself to be the duly authorized Executive Director and Controller of Science Park Development Corporation, a Connecticut non stock corporation, and that the execution hereof was the free act and deed of such corporation and her free act and deed as such officer.

IN WITNESS WHEREOF, I hereunto set my hand.

____
Commissioner of the Superior Court/~~Notary Public~~
David Silverstone

SCHEDULE A-1


Arvinas 3,719 rsf
Space not subject to ROFO (Section 4 of 7th Amendment)
Arvinas - 84 rsf
Arvinas - 1,478 rsf
Arvinas - 7,873 rsf
Arvinas - 3,600 rsf
Arvinas - 2,632 rsf

FIRST FLOOR PLAN

5 SCIENCE PARK
NEW HAVEN, CT

0' 5' 15' 35'

BASE LEASE PLAN

KEY

VP	VERTICAL PENETRATION		—	TENANT 1
BCA	BUILDING COMMON AREA		—	TENANT 2
FCA	FLOOR COMMON AREA		—	TENANT 3
	AVAILABLE TENANT AREA		—	TENANT 4

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

ARCHITECTS

SVIGALS + PARTNERS

DRAWING TITLE		SCALE: NTS	DRAWING NO: A1
FIRST FLOOR PLAN		DATE: 2019-02-15	
FILE NO:	JOB NAME: 5 SCIENCE PARK	JOB NO:	PAGE NO: —

SCHEDULE A-2


Arvinas - 10,708 rsf
Arvinas - 1,264 rsf
Arvinas - 10,249 rsf
Space not subject to ROFO (Section 4 of 7th Amendment)
SECOND FLOOR PLAN
BASE LEASE PLAN
5 SCIENCE PARK

84 Orange Street New Haven Connecticut 06510 203 786-5110 — ARCHITECTS — SVIGALS + PARTNERS	DRAWING TITLE: SECOND FLOOR PLAN	SCALE: NTS / DATE: 2020-01-06	DRAWING NO: A2
	FILE NO: / JOB NAME: 5 SCIENCE PARK	JOB NO:	PAGE NO: _

SCHEDULE A-3


Arvinas - 3,067 rsf
Arvinas - 9,889 rsf
Arvinas - 9,456 rsf

THIRD FLOOR PLAN

BASE LEASE PLAN

5 SCIENCE PARK
NEW HAVEN, CT

KEY
VP VERTICAL PENETRATION — TENANT 1

84 Orange Street
New Haven
Connecticut 06510
203 786-5110

ARCHITECTS

SVIGALS
+ PARTNERS

DRAWING TITLE: THIRD FLOOR PLAN		SCALE: NTS	DRAWING NO: A3
		DATE: 2023-04-19	
FILE NO:	JOB NAME: 5 SCIENCE PARK	JOB NO:	PAGE NO: -

F:\1126-00\12_DRAWINGS\EXISTING\1126-ALL-PLANS.DWG 10/7/11 12:18 PM 11X17 COLOR PLOTS SPA

SCHEDULE A-4
LANDLORD'S ADDITIONAL PROPERTY

[Separately circulated]